Exhibit 10.26

THIS LEASE, dated the 19th day of July 2007

BETWEEN

Franklin Cottontail LLC, c/o Summit Associates Inc. having an office at Raritan Plaza I, Raritan Center, Edison, New Jersey 08818, hereinafter referred to as the Landlord,

AND

API Nanofabrication and Research Corporation, having an office at 375 Rabro Drive, Hauppauge, New York 11788, hereinafter referred to as the Tenant.

IN CONSIDERATION of the mutual promises and covenants herein contained, the Landlord and Tenant enter into this agreement of lease for the Demised Premises and agree as follows:

1. SUMMARY OF TERMS; CERTAIN DEFINED TERMS

The following terms shall have the assigned meaning in this Agreement of Lease.

1.01	Demised Premises: 35,843.square feet of space, more or less in the building on lands known as 1600 Cottontail Lane, Somerset, New Jersey 08873. The building and lands at which the Demised Premises is located being referred to herein as the Property.

1.02	Tenant’s Approved Use: Offices, warehousing and laboratory (including “clean room”) purposes for the manufacture, storage and sale of optical communication components and systems and all types of semiconductors only, which use by Tenant, however, is and shall be expressly subject to all applicable law.

1.03	Tenant’s NAICS #: 334413

1.04	Tenant’s Pro Rata Share: 19.87 % If the size of the Demised Premises is altered by the parties the pro rata share will be adjusted accordingly.

1.05	Term: Five (5) years and two (2) months beginning August 1, 2007 through September 30, 2012. Tenant may take possession of the Demised Premises during July, 2007 in which event Tenant shall pay as rent for such partial month $22,401.88 multiplied by a fraction of which the numerator is the number of days in July commencing with the date on which Tenant takes possession and ending with July 31 and the denominator is 31.

1.06	Base Rent for Initial Term: There shall be no basic rent due for the months of August 2007 and September 2007 only. Tenant shall pay all other lease charges for said months.

Period	Monthly	Annually
10/1/07 thru 9/30/08	$22,401.88	$268,822.56
10/1/08 thru 9/30/09	$23,148.60	$277,783.20
10/1/09 thru 9/30/10	$23,895.33	$286,743.96
10/1/10 thru 9/30/11	$24,642.06	$295,704.72
10/1/11 thru 9/30/12	$25,388.79	$304,665.48

1.07	Additional Rentals: Tenant’s pro rata share of Taxes, Insurance and of Landlord’s Operating Expenses are detailed in Paragraph 5 and 6.

1.08	Option to Renew: Tenant shall have two (2) five (5) year options to renew this lease. (See Option to Renew terms and conditions as described on Exhibit E annexed hereto.)

1.09	Tenant’s Insurance:

(a)	Extended Coverage Replacement Value coverage on Tenant’s property at the Demised Premises and

(b)	General Public Liability insurance with an occurrence basis policy limit:

Bodily Injury: $3,000,000 per occurrence

Property Damage: $1,000,000 per occurrence

1.10	Security Deposit: $25,500.00

1.11	Parking Spaces: 60 allocated spaces in the front of the entrance to the Demised Premises and along the sides and rear of the building contiguous to the Demised Premises.

1.12	Guarantors: API NANOTRONICS, CORP.

1.13	Notice to Tenant: All notices to Tenant shall be sent to the address of the Demised Premises with a copy to 375 Rabro Drive, Hauppauge, New York 11788, or such other address as Tenant designates by written notice to Landlord.

1.14	Tenant Improvements: None. Premises are taken as is.

1.15:	Brokers: None

The foregoing is intended to be a summary and not a full exposition of terms. Accordingly, this summary is subject to all other terms of the lease, and shall not limit or control their application. All other Paragraphs of the lease shall control in the event of any conflict or inconsistency with this Paragraph 1.

2. USE

The Tenant covenants and agrees to use the Demised Premises for the purposes set forth in Paragraph 1.02 above and agrees not to use or permit the Demised Premises to be used for any other purposes without the prior written consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed; provided however that the requirement to give such consent is subject to the terms of paragraph 20. Tenant represents that it’s NAICS number is as set forth in Paragraph 1.03 above. Tenant will immediately advise Landlord in writing of any change or anticipated change in its NAICS number.

Tenant further covenants and agrees that:

(a) All wheeled equipment used by Tenant in the Demised Premises shall be equipped with tires, which do not mark or mar the floor surfaces.

(b) The Tenant shall not keep or permit animals in or about the Demised Premises.

(c) The Demised Premises shall not be used or maintained as a dumping ground for rubbish, trash, garbage or other waste, which shall be kept in sanitary containers at Tenant’s expense and regularly taken away from the Demised Premises, unless otherwise agreed by the Landlord in writing, Tenant shall utilize one dumpster at its Demised Premises located in an area designated by Landlord. All other equipment for the storage or disposal of such material shall be kept in a clean and sanitary condition.

(d) The Tenant shall not do or cause to have anything done that in any way restricts the use of the railroad tracks, if any, serving the Demised Premises; and it shall not leave any object, merchandise, materials, or vehicle on any railroad tracks servicing the Property at any time.

(e) Tenant shall not permit vehicles to be parked or any material or object to be placed in a manner which interferes with access to the Property or traffic circulation in the parking lot.

3. PAYMENT OF BASIC AND ADDITIONAL RENTS; DEFAULT IN SAME

The Tenant shall, without any previous demand therefore, pay to the Landlord, or its agent, Base Rent, Additional Rent and other lease charges at the times and in the manner herein provided without setoff, deduction or abatement except as expressly permitted in this lease. The said Base Rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in installments as set forth in Paragraph 1.06. Rent shall be payable at the office of Landlord, Raritan Plaza I, Edison, NJ 08818 or as may be otherwise directed by the Landlord in writing. Additional rent and other lease charges are due within Ten (10) days of invoice for same. Time is of the Essence for Tenant’s payment of Base Rent, Additional Rent and other lease charges. In the event of the non-payment of said Base Rent, Additional Rent or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten (10) days after becoming due (subject to Paragraph 26 hereof), or if the Tenant shall be dispossessed or if the lease is terminated due to Tenant’s default, or if the Demised Premises shall be deserted or vacated, the Landlord or its agents shall have the right to and may enter the said Demised Premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the Demised Premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the Demised Premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the Demised Premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing as a result of reletting. The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the Demised Premises, to secure payment of the rent and performance of the covenants and conditions of this lease. The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the Demised Premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. If the Landlord is the prevailing party in such litigation, the Tenant agrees to pay all attorney’s fees (through all levels of appeal) and other expenses incurred by the Landlord in enforcing or defending a claim with respect to any of the obligations under this lease, or in collecting any amounts due the Landlord (including after judgment; and all such amounts shall be Additional Rent due to Landlord. Landlord shall use reasonable efforts to mitigate damages in the event of a default which shall be satisfied by listing the Demised Premises for lease with a recognized industrial broker operating in the area.

4. COMMON AREAS

“Common Areas” are all areas and facilities outside the Demised Premises and within the exterior boundary line of the Property and interior utility raceways within the Demised Premises that are provided and designated by the Landlord from time to time for the general use of Landlord, Tenant, and other tenants of the Property and their respective employees, suppliers, shippers, contractors and invitees.

Common Areas - Landlord’s Obligations: Except as set forth in other provisions of this lease, the Landlord shall maintain the Common Areas, the cost of which shall be an Operating Expense as set forth in Paragraph 5 below. The Landlord shall not be responsible for the security of the common areas.

Common Areas - Tenant’s Rights: Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Property.

Common Areas - Rules and Regulations: Landlord shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto.

Common Area Changes - Landlord shall have the right, in Landlord’s sole discretion, from time to time to perform the following, provided the same do not unreasonably interfere with Tenant’s use of, occupancy of or access to the Demised Premises:

(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Demised Premises remains available;

(c) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof; and

(d) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Property as Landlord may, in the exercise of sound business judgment deem to be appropriate.

5. OPERATING EXPENSES

Tenant shall as Additional Rent pay to Landlord in addition to the Base Rent and any other charges under the lease (collectively “Rent”), Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a) “Operating Expenses” are all reasonable costs incurred by Landlord relating to the ownership and operation of the Property, including, but not limited to, the following:

(i) The management, operation, repair, maintenance and replacement in neat, clean, good order and condition of the Property and it’s Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and Tenant directories (subject to other provisions contained herein). If the management is performed by the Landlord or an affiliate of the Landlord, the management fee will be 3% of any and all Base and Additional Rents.

(ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas, if any;

(iii) Subject to other provisions herein, snow removal at the Property and from roads and access drives serving Raritan Center;

(iv) Premiums for the insurance policies maintained by Landlord pursuant to this lease subject to other provisions herein;

(v) Monthly amortization of capital improvements to the Common Areas and the building. The monthly amortization of any given capital improvement shall be the sum of the quotient obtained by dividing the cost of the capital improvement by Landlord’s reasonable estimate of the number of months of useful life of such improvement;

(vi) Maintenance of the building including, but not limited to, painting, caulking and repair and replacement of building components, including, but not limited to, fire detection and sprinkler systems;

(b) Common Area Maintenance/Operating Expenses shall exclude the following: (i) costs of maintaining the Landlord’s corporate existence; (ii) Landlord’s reserves for repairs, maintenance, or replacement of the premises; (iii) the general overhead of Landlord and the compensation to personnel (including labor costs and fringes); (iv) amounts received by or reimbursed to Landlord through insurance proceeds, condemnation awards, refunds, credits, warranties and service contracts, or otherwise, to the extent they are compensation for sums previously included in Operating Expenses hereunder; (v) depreciation; (vi) any fees or other expenditures paid to any corporation or other entity related to or affiliated with Landlord to the extent such fees or expenditures exceed (except to a de minimus extent) the amount that would have been paid in the absence of such relationship; (vii) advertising and promotional expenses of the Property; (viii) interest on an amortization of mortgages, any finance charges, points and closing costs incurred by Landlord in connection with any mortgages, and other costs and charges incurred to borrow money; (ix) rent and other amounts payable under any superior lease; (x) any fines, interest or penalty charges incurred by Landlord due to the failure to pay obligations of Landlord or the violation or any governmental rule or regulation, unless caused by Tenant, its agents, employees, contractors, representatives, invitees, or licenses; (xii) interest, fines, penalties or late payment charges paid by Landlord; (xiii) the cost of political or charitable donations; (xv) any costs incurred in removing or remediating any Hazardous Materials located on or under the Property; (xvi) income, gains, estate, inheritance, transfer, franchise, corporate, unincorporated business, succession, gift capital stock or other similar taxes imposed upon Landlord; (xvii) legal fees, leasing commissions, finders fees, and all other leasing expenses, including, but not limited to, marketing, promotional and advertising expenses, incurred in procuring tenants for the Property, or in negotiation, eviction, or other proceedings with such tenants; (xviii) the cost of constructing Tenant improvements or installations for any Tenant at the Property; (xix) attorney’s fees, consultant’s fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability on the part of Landlord and the amount of such settlement, judgment or award; (xx) lease takeover or termination costs incurred in connection with a sale, transfer or finance of all or any portion of the Property or any interest herein or in any person owning an interest therein; (xxi) expenditures for repairing and/or replacing any defect in any Tenant improvement work performed by Landlord pursuant to the provisions of any lease for space in the Property; and (xxii) if more than one tenant is in the Property, any expense which and to the extent Landlord shall determine, in its reasonable discretion, shall have been incurred solely for the benefit of a specific tenant or otherwise solely or substantially as a result of a specific tenant’s use of its space.

(c) If more than one tenant is in the Property and to the extent Landlord shall determine, in its reasonable discretion, that any of the Operating Expenses shall have been incurred solely for the benefit of Tenant or otherwise solely or substantially as a result of Tenant’s use of the Demised Premises, Landlord shall have the right to require that such Operating Expenses be borne solely by the Tenant.

(d) The inclusion or description of the improvements, facilities and services in this Paragraph 5 shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

6. ADDITIONAL RENTALS/ LEASE CHARGES

(a) Taxes

(i) During the term, the Tenant shall pay as Additional Rent, each month, one-twelfth (1/12th) of its pro rata share of the yearly real estate taxes including all assessments, special assessments, and similar charges assessed or levied against the building wherein the Demised Premises are situate and the land under said building and adjacent thereto to be used in connection therewith. In the event of a tax appeal, Tenant shall also pay, as Additional Rent, out of any tax reduction that may result from such appeal (Tenant’s pro rata share of which reduction shall be credited to Tenant in the year received), a pro rata share of Landlord’s tax appeal expenses.

(ii) If the Tenant makes any alterations, additions or improvements to the Demised Premises and as a result of said alterations, additions or improvements the real estate taxes assessed against the building or buildings containing the Demised Premises increase, the Tenant shall pay the Landlord, as Additional Rent hereunder, the amount of said tax increase.

(b) Insurance

During the term, the Tenant shall pay, as Additional Rent, each month, one-twelfth (1/12th) of its pro rata share of the cost of insuring the building wherein the Demised Premises are situate at its replacement value against fire and other risks normally included in Multi Peril-All Risk Insurance with minimum allowable specific peril or casualty exclusions. The cost of said insurance shall be based on published rates by the applicable rating organization, such as Insurance Services Office. Replacement value shall be determined from time-to-time during the term.

(c) HVAC

The Tenant shall as part of its Additional Rent charges pay a HVAC Maintenance Charge on a monthly basis in addition to any itemized CAM charges. Except as set forth below, Landlord shall be responsible at its cost for HVAC repair, maintenance or replacement costs. Tenant shall be solely responsible for any HVAC repair, replacement or maintenance costs resulting from Tenant misuse or the negligence of Tenant, its agents, contractors, employees, representatives, invitees or licensees. If the Tenant performs and pays for such repairs and the costs thereof are reimbursed to Landlord by its insurance carrier, Landlord shall pay such reimbursed amount over to tenant. Landlord’s responsibility shall apply only to warehouse and office standard systems and shall not include supplemental air for computer rooms.

(d) Paving Maintenance

The Tenant shall as part of its Additional Rent charges pay a Paving Maintenance Charge on a monthly basis in addition to any itemized CAM charges. Except as set forth below, Landlord shall be responsible at its cost for paving repair, maintenance or replacement of parking areas, lots, and drives on the Property. Tenant shall be solely responsible for any paving repair, replacement or maintenance costs resulting from Tenant misuse or the negligence of Tenant, its agents, contractors, employees, representatives, invites or licensees. If the Tenant performs and pays for such repairs and the costs thereof are reimbursed to Landlord by its insurance carrier, Landlord shall pay such reimbursed amount over to tenant.

(e) Snow Removal

Tenant shall be responsible for the removal of snow and ice from the sidewalks and paved areas serving or surrounding the Demised Premises and the Property containing the Demised Premises including the access drives, parking area and truck loading, unloading and turning areas. Landlord may, at its election, provide all or part of said ice and snow removal services for said lot, and if Landlord so elects to perform said services, Tenant shall reimburse Landlord for its pro rata share therefore as Additional Rent. If Landlord chooses to no longer perform said snow removal services at the Demised Premises, Landlord shall provide Tenant notice of its intent to discontinue such service no later than September 1st of the relevant year.

(f) Sprinkler Inspection

The Tenant shall pay Landlord, as Additional Rent, the cost of obtaining any inspection reports for the sprinkler system, if any, serving the Demised Premises required under or by any laws, rules, regulations, or ordinances.

(g) Tenant Failure to Perform

If the Tenant fails to perform and/or pay for any covenants, obligations or services required to be paid or performed by the Tenant pursuant to the terms and conditions of this lease, Landlord may (but shall not be required to) do so and Tenant shall pay its pro rata share therefor as Additional Rent.

(h) Tenant Request for Landlord Work

If the Tenant requests that Landlord perform any changes, repairs, or modifications to the Demised Premises, such changes or modifications shall be performed through Landlord’s affiliate SAI Management L.L.C. Said work may be invoiced directly by SAI Management L.L.C. and in such event shall be payable separately to that entity. All such charges shall be considered Additional Rent hereunder and, if not timely paid to SAI Management L.L.C., Landlord shall have all remedies available relating to Additional Rent. This section imposes no obligation or Tenant to utilize Landlord’s services.

7. LATE CHARGES

In the event Landlord does not receive any payment Tenant is obligated to make under this lease within the ten (10) days following the date on which the same is due, including without limitation any previously imposed late charge, there shall be added to such payment a late charge of six percent (6%) of the amount due as a handling charge for Landlord’s administrative costs relating to such late payment. Payments not made within fifteen (15) days of the date due shall additionally be subject to an interest charge of one and one-half percent (1 1/2%) per month.

8. UTILITIES

Utilities and services furnished to the Demised Premises for the benefit of the Tenant shall be provided and paid for by the Tenant; In the event any utilities are commonly metered for the benefit of two or more tenants, Tenant shall pay its pro rata share, however Landlord may equitably adjust such share if Landlord in its reasonable discretion believes same is appropriate based on disparate Tenant usage or benefit. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason. Tenant shall not cause or permit the gas, water or electric utilities to the Premises to be terminated or shut off for non-payment for same by Tenant.

9. TENANT’S INSURANCE

9.01 Tenant’s Insurance. The Tenant shall carry during the term of this lease, at its own cost and expense, comprehensive general liability insurance covering the Demised Premises and the tax lot whereon the Demised Premises are located naming the Landlord as an additional insured, the company the Landlord hires to manage the building and Tenant in the sum of not less than $3,000,000 for personal and bodily injury (including death) and $1,000,000 for property damage. All of the aforesaid insurance shall be placed with companies satisfactory to the Landlord. A certificate thereof shall be provided Landlord and the Building Manager throughout the term. Should the Tenant fail to provide such insurance, the Landlord may do so and charge the premium to the month’s rent next accruing. Said insurance shall at all times provide coverage on an “occurrence” basis and not based on “claims made”.

9.02 Landlord’s Insurance. Landlord covenants and agrees that throughout the Term it will insure the Building under then available standard forms of “all-risk” insurance policies, in an amount equal to One Hundred (100%) percent of the replacement value thereof (including an “agreed amount” endorsement). Landlord covenants and agrees to maintain public liability insurance in such reasonable amounts with such reasonable deductibles as required by any Mortgagee or Superior Landlord (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Basic Rent and Additional Rent, during at the minimum, one calendar year hereunder but not more than Three (3) years. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the Mortgagee or Superior Landlord (if any) of Landlord may require or reasonably determine available customarily carried by owners and operators of similar buildings, including but not limited to losses relating to or arising out of an act of terrorism. All insurance carried by Landlord on the Building or Common Areas shall be included as an Operating Expense. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provision of this Lease and the provisions as to Tenant’s insurance are designed to insure adequate coverage as to property and business without regard to Landlord’s fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Tenant. Landlord will not carry insurance of any kind on Tenant’s personal property, or on any fixtures or equipment of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace same. So long as same is available without an additional premium, Landlord shall cause its “all risk” policy to contain a waiver of subrogation to the extent same relates to a casualty loss through fire or similar losses. This waiver of subrogation is not intended to relate to operational losses such as forklift damage to the walls of the Demised Premises (said example being by way of explanation, not limitation) and shall not obligate Landlord to submit claims of that nature to its insurer.

10. CONDITION OF DEMISED PREMISES

The Tenant has examined the Demised Premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of said Demised Premises. The Tenant shall keep the Demised Premises in good condition, and shall redecorate, paint and renovate, repair, maintain and make such replacements to the said Demised Premises as may be necessary to keep them in repair and good appearance including but not limited to the extermination of insects and vermin.

11. REPAIRS/ MAINTENANCE

Subject to Paragraph 5 the Landlord shall perform any necessary structural repairs to the roof framing, foundation, and exterior load bearing walls of the building (excluding all windows, glass and doors) wherein the Demised Premises are situated. However, if the need for such repairs is the result of Tenant’s negligence, willful misconduct or a breach by Tenant of any other provision of this lease, Tenant shall be solely responsible for such cost. If the Tenant performs and pays for such repairs and the costs thereof are reimbursed to Landlord by its insurance carrier, Landlord shall pay such reimbursed amount over to tenant. Subject to Tenant’s payment of the HVAC charge set forth in Paragraph 6 (c), Landlord shall be responsible for its cost, repairs, maintenance and replacement of the HVAC System. Subject to Tenant’s payment of the Paving Maintenance charge set forth in Paragraph 6 (d), Landlord shall be responsible at its cost for all maintenance, repair and replacement of the parking areas, roads and drives on the Property.

Except as set forth herein, Tenant shall be responsible for the maintenance, replacement and repair of the Demised Premises without limiting the foregoing, Tenant agrees that:

(a) The Tenant shall replace all broken glass. The Tenant shall also repair or replace, as necessary, all doors, doorframes, and window frames which become damaged during the term thereof.

(b) The Tenant shall occupy the Demised Premises and operate its business and work in a manner as not to damage the Demised Premises, nor any plumbing, electrical, sewage, lighting or sprinkler systems and any other similar installations therein, and should any damage to the same occur or should repairs otherwise be necessary, Tenant shall diligently repair the same to the condition prior thereto, and the Tenant shall make all necessary replacements with parts or items equal in quality and condition to the originals. The Tenant, the Tenant’s employees, agents and customers shall occupy or utilize the Demised Premises in such a manner so as to maintain and preserve therein at all times safety, care, cleanliness and good order. The Tenant shall have any debris or discarded material regularly removed and carted away from the Demised Premises. At all times while the air temperature is below freezing, the Tenant shall provide sufficient heat to the Demised Premises to prevent the water pipes, if any, and sprinkler pipes, if any, from freezing.

(c) The Tenant shall at Tenant’s own cost and expense maintain the area surrounding the Demised Premises including keeping the lawn, sidewalks, if any, and access drives, car and truck parking, and truck turn around and loading and unloading areas, whether or not paved if any, free and clear of rubbish and debris. If any of the aforesaid areas are subject to common use by, or are for the common benefit of, other tenants of the Landlord in addition to the Tenant, the Tenant’s share of the cost for maintaining and repairing same shall be apportioned among Tenant and said others as determined by Landlord in its reasonable discretion. Landlord shall provide lawn and shrub and tree maintenance and landscaping services to the landscaped area surrounding the building containing the Demised Premises. Tenant shall reimburse Landlord for it’s pro rata share of the costs therefore as Additional Rent.

(d) The Tenant shall furnish to the Demised Premises, and, shall maintain in good operating condition throughout the term hereof, fire extinguishers, in such quantities and of such type as may be required from time-to-time by municipal officials; or by Landlord’s fire or casualty insurance carrier in order to achieve the lowest possible fire insurance rating for said Demised Premises and the building or buildings wherein the same are situated.

12. LANDLORD’S RULES AND REGULATIONS

The rules and regulations regarding the Demised Premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant’s employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the Demised Premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the Demised Premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the Demised Premises.

13. COMPLIANCE WITH LAWS

The Tenant agrees at its sole cost to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the Demised Premises and Tenant’s use thereof, and to further comply with all requirements and recommendations of the Board of Fire Underwriters and of any company issuing a policy of insurance with regard to the Demised Premises. The Tenant agrees not to do or permit anything to be done in said Demised Premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere within the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant’s occupancy of the Demised Premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as Additional Rent.

The Tenant agrees to indemnify and hold Landlord harmless from any and all liability, loss, cost, damage or expense arising out of or occasioned by violation by Tenant of this provision or existing law as it exists from time-to-time during the term hereof. Without limiting the generality of the foregoing, this indemnity shall include any liability the Landlord may incur due to Tenant’s failure to comply with the Industrial Site Recovery Act of New Jersey, N.J.S.A. 13:1K-6 et seq., (“ISRA”). This indemnity shall survive termination of this lease.

14. ENVIRONMENTAL PROVISIONS

Tenant covenants and agrees as follows:

(a) Not to use or permit the use of the Demised Premises or the Property for the purpose of storing, refining, producing, treating, manufacturing, generating, transferring, processing disposing of, or transporting “Hazardous Substances” in violation of applicable Environmental Laws;

(b) Not to use the Demised Premises or the Property in a manner that would constitute the Demised Premises, or the building or Property wherein the Demised Premises are situate, or the Tenant’s operations therein, an “Industrial Establishment” under ISRA;

(c) To promptly cure any violation by Tenant of any and all environmental laws or regulations upon notification thereof;

(d) Not to cause or permit as a result of Tenant’s intentional or unintentional act or omission a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a “Hazardous Substance” into waters or onto land of the State of New Jersey or onto lands or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey unless the release, spill, leak, pumping, emission, pouring, emptying, or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities;

(e) Not to cause or permit to exist, on or at Tenant’s Property, as a result of an intentional or unintentional act or omission a “release” of “Hazardous Substances” except in strict compliance with applicable Environmental Laws;

(f) Promptly clean up the results of any use, act or omission in violation of the provisions of this Paragraph 14 in compliance with all governmental laws and regulations applicable thereto and obtain such certifications or proof of cleanup as may be required by the appropriate governmental authorities, Landlord, and Landlord’s mortgagee.

(g) Tenant covenants and agrees to apply at its own expense for a letter of nonapplicability from and on the form provided by the Department of Environmental Protection (the “DEP”) for the State of New Jersey upon request by the Landlord. In the event Tenant is unable to receive a letter of nonapplicability, Tenant shall obtain from the DEP an approved negative declaration (or a no further action letter) or implement and complete a cleanup plan for the Demised Premises and to the degree necessary the surrounding Property(ies), all at Tenant’s sole cost and expense.

(h) Any cleanup plan under this Paragraph 14 or required by any governmental authority shall be according to the strictest applicable standards and must be approved by the DEP and any other applicable governmental body or authority. Notwithstanding any governmental requirements, in no event shall any cleanup plan or proposed remedial action involve engineering or institutional controls, including without limitation capping, deed notice or restrictions, declaration of restriction, or other institutional control notice pursuant to P.L 1993,c.139, or other applicable law. Tenant shall indemnify and hold Landlord and its affiliated entities harmless from any loss, claim, damage, charge or expense relating to or arising out of any such environmental event or remedial action for which Tenant is responsible under this Lease or of Law, including but not limited to Landlord’s reasonable costs for attorneys, engineers, consultants and other professionals employed by Landlord to investigate and monitor any environmental event or remediation or to enforce its rights under this Paragraph 14.

(i) In the event the lease is terminated for any reason, and Landlord is unable to use or lease the Demised Premises because Tenant has not obtained from the DEP a letter of non-applicability, an approved negative declaration or a no further action letter or implemented and completed an approved cleanup plan or otherwise failed to comply with ISRA, then at Landlord’s option, Tenant shall continue to pay rent and all Additional Rent until same is complied with or completed, as the case may be. However Tenant shall have no right to possession of the Demised Premises except to facilitate the requirements contained herein.

(j) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemical active or other hazardous substances, or materials except in strict compliance with applicable Environmental Laws. Tenant shall not allow the storage or use of such substances or materials either in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto or into the Property any such materials or substance except to use in the ordinary course of tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials attributable to Tenant’s use or occupancy, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Demised Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Demised Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Demised Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

(k) Tenant shall immediately provide to Landlord a copy of any notice, report, correspondence, submission or other communication from Tenant and its agents to or received by Tenant or its agents from the EPA, DEP, United States Occupational, Safety and Health Administration or any other local, municipal, county, state or federal authority concerning environmental or health matters at the Demised Premises or on, under, or about the surrounding Property.

(l) As used in this Lease, “Hazardous Substances” means any substance which is toxic, ignitable, reactive, or corrosive or which is regulated by “Environmental Laws”. The term “Environmental Laws” means federal, state and local laws and regulations, judgments, orders and permits governing safety and health and the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f through 300j and N.J.S.A 58:10-23.11(b)(k). “Hazardous Substances” includes any and all materials or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substances” also includes asbestos, polychlorinated biphenyls (“PCBs”) and petroleum products.

The provisions of this Paragraph 14 shall survive termination for any reason of this lease.

15. INSPECTIONS

From time to time during the term hereof, but not more than once a year, except in the event of an emergency or for reasonable cause, including any renewal or extension of said term, the Landlord may at Tenant’s reasonable cost and expense, have the Demised Premises inspected by environmental engineers and/or specialists or other representation of Landlord for the purpose of determining compliance by Tenant with any environmental laws, rules and/or regulations applicable to Tenant’s operations at or around the Demised Premises and with the terms and conditions of this lease, including, without limitation, the provisions of Paragraphs 10, 13 and 14. If the environmental assessment or report resulting from such inspection discloses any non-compliance, Tenant shall immediately following receipt of the assessment or report take such steps as are necessary to put the Property into compliance, including without limitation, cleaning up any spills or other emissions of hazardous and/or toxic substances or wastes.

16. SIGNAGE

Tenant signage shall be consistent with the then current signage program at the Property. At Tenant’s cost, Landlord shall install Tenant’s graphics in the appropriate location at the Property and/or Demised Premises. At Tenant’s request, Landlord will provide Tenant with the specifications applicable to the current signage program. No signage shall be installed except as set forth in this Paragraph 16.

17. PARKING

Tenant shall be allocated parking spaces in and around the immediate area of the Demised Premises. Landlord shall have no obligation to police the parking area or to prevent unauthorized use of said parking spaces. Tenant acknowledges that the Landlord shall have no duty or obligation to mediate any parking area or parking space disputes. Tenant and Tenant’s employees, visitors and invitees may only park the number of automobiles hereinabove set forth on the land around the Demised Premises and if specific spaces are allocated to the Tenant, only those spaces shall be used. Landlord shall not be responsible for damage or vandalism to any of Tenant or Tenant’s employee’s automobiles. Tenant shall not use the parking areas for the storage of goods or vehicles, or for the repair, maintenance or fueling of vehicles.

18. ALTERATIONS

The Tenant shall not make any alterations, additions, or improvements to said Demised Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld, conditioned, or delayed; provided however that Landlord shall have no obligation to consent to structural change, roof penetrations, or changes which affect the building mechanical systems. Simultaneous with any request for Landlord’s consent and as a condition to Landlord’s consideration of same, Tenant shall supply Landlord with copies of all plans relating to any proposed alteration and a check in the amount of $500 to cover Landlord’s costs of reviewing and approving said request. If Tenant does make any additions, alterations or improvements (“Work”), Tenant must notify Landlord at the same time Tenant notifies any government officials to request permits or perform any inspections of said Work so that Landlord may have a representative present at said inspections. Upon completion of any Work, Tenant shall provide the Landlord with “as-built” plans of the Work. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall at the option of the Landlord, become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this lease, without compensation to the Tenant.

19. MECHANICS LIENS

In the event that any mechanics’ lien is filed against the Demised Premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty (30) days’ notice to the Tenant and Tenant’s failure to either pay and remove such lien or provide Landlord with reasonable security therefor if Tenant is contesting the same, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as Additional Rent hereunder.

20. ASSIGNMENT/ SUBLETTING

The Tenant may, with notice to but without requirement of Landlord’s consent, (i) assign this lease or sublet all or part of the Demised Premises to a subsidiary or commonly owned corporation or company including a company which is the successor of a merger with Tenant or which acquires all or substantially all of Tenant’s assets (“Permitted Assignee”) and (ii) sublease not more than 10,000 square feet of the Demised Premises to a person or entity who or which is not a Permitted Assignee (“Permitted Subtenant”). Tenant shall not otherwise assign this lease or sublet the Demised Premises or any portion thereof without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned, or delayed, and any such assignment or sublet shall be void and of no force or effect with regard to the Landlord. If Tenant desires to sublet all or part of the Demised Premises, or assign this lease and the proposed subtenant or assignee is not a Permitted Assignee or Permitted Subtenant, and obtains any bona fide third-party offers therefore, it shall immediately notify Landlord in writing of said offers, and upon receipt of the same, Landlord may do any of the following:

(a) Withhold its consent;

(b) If the third-party offer is for an assignment of this lease or a sublease of the entire Demised Premises, Landlord may terminate this lease. If such offer is for a sublease of less than all of the Demised Premises, Landlord may modify this lease to exclude such area, in which event, Tenant’s obligations to make any payments hereunder, including rent, shall be reduced pro tanto. If Landlord so terminates or modifies this lease, the Demised Premises, or the part thereof excluded from this lease, shall revert to the absolute and sole control of the Landlord, without further obligation to Tenant or the third-party offeror. Landlord may, however, enter into a lease directly with said third-party offeror without liability to Tenant; or

(c) Consent to such request, in which event, Tenant shall not be released from any of its obligations hereunder.

Upon any request for Landlord’s consent to an assignment or a sublet, Tenant shall submit to Landlord with such request (a) a statement of the prospective assignee’s use; (b) the proposed assignee’s financial statements for the preceding three (3) years, certified by the proposed assignee to be true; and (c) a check in the amount of $500 payable to Landlord for Landlord’s costs in reviewing and processing such request.

Every assignment of this lease shall be accomplished by completing and executing the form of Assignment, Acceptance of Assignment and Consent to Assignment set forth on Exhibit C annexed hereto. Notwithstanding Landlord’s consent, no assignment or sublease shall act to release Tenant of its obligations under this lease.

Any transfer, assignment, or hypothecation of any of the stock or interest in the Tenant, or the assets of the Tenant, or any other transaction, merger, reorganization, or event, however constituted, which results in fifty percent (50%) or more of a such stock, interest or assets going into different ownership than at the signing of the lease (whether in a single transaction or a series of transactions having that effect in the aggregate) shall be deemed an assignment of the lease requiring Landlord’s consent; provided, however, that Landlord’s consent shall not be required if the new tenant’s net worth after such event is equal to or greater than (i) the net worth of Tenant at the time of the lease execution or (ii) the new worth of the Tenant at the time of the assignment, whichever is greater. “Net Worth” as utilized in the preceding sentence shall in all instances be determined in accordance with Generally Accepted Accounting Principles consistently applied.

In the event of an assignment of this lease in connection with a bankruptcy proceeding, the parties agree that as a condition of such assignment the assignee shall post with Landlord as adequate assurance of future performance a security deposit in an amount equal to four (4) months of the then applicable monthly rent.

In no event shall Tenant enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Demised Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Demised Premises.

21. DAMAGE/ DESTRUCTION OF DEMISED PREMISES

In the event of the destruction of the Demised Premises or the building containing the said Demised Premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within ninety (90) days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said Demised Premises and all the Tenant’s interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may re-enter and re-possess the Demised Premises thus discharged from this lease and may remove all parties therefrom. Should the

Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness after adjusting its insurance loss and in that case the rent accrued and accruing shall not cease or diminish. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

22. CONDEMNATION

If the Property or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

23. SECURITY

The Tenant has deposited with the Landlord and shall maintain throughout the term as security for the performance of this lease the sum set forth in Paragraph 1.10. Landlord may utilize said security deposit to perform any unfulfilled obligation of Tenant hereunder or to cure any Tenant default. Tenant acknowledges that Landlord has a perfected security interest in the security deposit Tenant may not assign, hypothecate, pledge, mortgage or transfer its rights in or to such deposit. If all or any portion of such deposit is used by Landlord to cure a default by Tenant, Tenant shall immediately restore the deposit to the foregoing amount, and the event of default will not be deemed “cured” until the applied deposit has been so restored by Tenant. Said sum shall be returned to the Tenant without interest at the end of the term herein, if the Tenant has complied with all of its obligations hereunder; provided, however, if at any time during the term of this lease the Tenant makes any assignment for the benefit of creditors, or is decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, said security deposit shall not be considered an asset of the Tenant in any legal proceedings; instead, it shall be retained by the Landlord as damages for rental or lease charges due and owing, and to defray real estate commissions and/or real estate department expenses for the leasing of the Demised Premises to the Tenant, and for re-leasing the Demised Premises to future tenants, for the potential loss of future rentals and for the cost of alterations to be made in the Demised Premises on behalf of any future tenant.

24. BANKRUPTCY/ INSOLVENCY

If at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, or if Tenant shall avail itself of any insolvency or bankruptcy law, or any relief provided therein, or if Tenant shall represent itself to be insolvent or unable to pay its debts on time, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the debtor in possession, assignee, receiver, trustee or other person in charge of the operation and/or liquidation of the Property of the Tenant or the Tenant’s estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant’s legal representatives; nor shall such termination constitute a release or discharge for any damages resulting from such lease termination prior to the expiration of the term.

25. LANDLORD’S ACCESS

The Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable hours in the day or night, and upon reasonable notice to Tenant, to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the Demised Premises a suitable “For Sale” sign. Tenant must provide Landlord with a key prior to vacating the Demised Premises as well as any time during the term that the locks are changed by the Tenant. For nine (9) months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the Demised Premises to prospective tenants, and may place the usual “For Rent” signs thereon. The foregoing to the contrary notwithstanding, Landlord shall not, without Tenant’s prior written consent (not to be unreasonably withheld), enter or permit entry into, and shall not have keys to, the “clean room” and other non-access areas designated by Tenant, except as reasonably required in the event of emergency.

26. DEFAULT

In case of violation by the Tenant of any of the non-monetary covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within five (5) days after notice thereof given to the Tenant, the rights of Tenant under this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this Paragraph 26 operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the Demised Premises after the said breach or violation. Landlord shall also have available all remedies in law or in equity.

27. NOTICES

All notices and demands, legal or otherwise incidental to this lease, or the occupation of the Demised Premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by certified or registered mail, addressed to the Tenant at the Demised Premises, or to Tenant’s address set forth at the beginning of this lease if different than the Demised Premises, or to leave a copy thereof with a person of suitable age found on the Demised Premises, or to post a copy thereof upon the door to said Demised Premises. Notices from the Tenant to the Landlord shall be sent by certified or registered mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

28. SUBORDINATION/ ESTOPPEL

This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the Demised Premises or the Property of which said Demised Premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance. Tenant agrees within ten (10) days of Landlord’s request to execute and deliver on request a Subordination, Non-disturbance and Attornment Agreement in the form of Exhibit B annexed hereto, or other similar form used by the mortgagee of the building. Tenant shall within ten (10) days of a request by Landlord provide an estoppel certificate regarding the status of the lease, rental payments and of the security deposit. Landlord shall promptly after receipt of a signed SNDA from the Tenant, request its mortgage holder(s) to countersign same and shall use commercially reasonable efforts to promptly obtain same for the Tenant’s benefit.

29. END OF TERM SURRENDER

The Tenant shall quit and surrender the Demised Premises at the end of the demised term broom clean; in the condition required in Paragraph 10 hereof and in at least as good condition as existed on the date hereof subject to loss by casualty, reasonable wear and tear after the last repair, maintenance or replacement required under the terms of this agreement. Tenant acknowledges that it has acquired equipment, fixtures, and installations at the Premises from the prior tenant, Nano Opto Corporation, including but not limited to “clean rooms”. Tenant agrees that at the request of

Landlord, Tenant will in connection with the surrender of the premises remove any such fixtures, equipment or installations at Tenant’s sole cost, repairing any damage occasioned by such removal. Any property left on or about the Demised Premises at the end of the lease term shall be conclusively deemed to be abandoned by the Tenant, and Landlord may dispose of same at Tenant’s cost. Landlord shall not be liable to Tenant or any third party for any loss or damage to any such property and Tenant shall indemnify and hold Landlord harmless from any claims by any party relating to same. The parties are aware of the provisions of N.J.S.A. 2A:18-72 et. seq. and Tenant expressly waives the benefit and application of such statutes.

30. WIRING REMOVAL

Wiring Installation and Removal: Tenant may install wiring, cables, risers and similar installations at the Demised Premises subject to Landlord’s prior approval which shall not be unreasonably withheld. All cabling, wiring, risers and similar installations at the Demised Premises must be properly labeled at each end and in each telecommunications electrical closet.

a. Landlord May Elect to Either Remove or Keep Wires. Within thirty (30) days after the expiration or sooner termination of this lease, Landlord may elect (“Election Right”) by written notice to tenant to:

(i)	Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building.

(ii)	Remove any or all such Wiring and restore the Demised Premises and risers to their conditions existing prior to the installation of the wiring (“Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(iii)	Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

b. Survival. The provisions of this Clause shall survive the expiration or sooner termination of this lease.

c. Condition of Wiring. In the event Landlord elects to retain the Wiring (pursuant to Paragraph a (i) hereof), Tenant covenants that:

(i)	Tenant shall be the sole owner of such Wiring, that Tenant shall have good right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and

(ii)	All Wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

d. No Limit or Right to Sue. The retention or application of such Security Deposit by landlord pursuant to this clause does not constitute a limitation on a waiver of Landlord’s right to seek further remedy under law or equity.

31. HOLD OVER

In the event that the Tenant shall remain in the Demised Premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation. During any holdover period Tenant shall be subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at twice the rate provided herein as effective during the last month of the demised term.

32. LIMITATIONS ON LANDLORD’S LIABILITY

(a) The Tenant hereby assumes the risk of loss or damage to any personal property of Tenant or others used or stored in or at the Demised Premises or at any other real property owned or operated by the Landlord or its affiliates caused by fire, water, theft, war, vermin, flood, or any other casualty or peril normally included in a multi-peril all risk insurance policy with minimum allowable specific peril or casualty exclusions, agrees not to look to the Landlord or its allied or affiliated corporations, partnerships or individuals for indemnification for the same, and hereby releases the Landlord from any liability for any such loss or damage, and indemnifies and holds Landlord harmless from any claim by any third party concerning the loss of or damage to such property in or about the Demised Premises. The Tenant agrees to look solely to third parties, its insurer, if any, or itself for compensation for such loss or damage. If the Tenant chooses not to self-insure against any or all such perils or casualties, and obtains insurance against such loss or damage from a commercial carrier, or other third party, the Tenant further agrees that each such policy shall contain the following provision, or one to similar effect:

Any written agreement or release from liability entered into by the insured prior to any loss hereunder shall not affect this policy or the right of the insured to recover hereunder. The insurer hereby waives its right to recover from the Landlord or Landlord’s allied or affiliated corporations, partnerships or individuals by way of subrogation or otherwise for any loss payable under this policy.

(b) The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect, matter or thing in said Demised Premises or the Property of which the Demised Premises are a part, or for the acts, omissions or negligence of any person or entity in and about the said Property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the Demised Premises or Property.

(c) In no event shall Landlord be liable for punitive, special, exemplary, consequential or incidental damages (including but not limited to lost profits). If Landlord shall breach any of the provisions hereof, Landlord shall only be liable to Tenant for monetary damages and Landlord’s liability shall in no event exceed the Landlord’s interest in the Demised Premises as of the date of Landlord’s breach; and Tenant expressly agrees that any judgment or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in the Demised Premises and Tenant shall have no rights of lien or levy against any other property of Landlord, nor shall any other property or assets of the Landlord or affiliates (or its shareholders, partners, members, officers, directors, or equity owners of Landlord or its affiliates) be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgment or award.

(d) The parties acknowledge that Landlord does or may from time to time utilize the services of a building manager (the “Building Manager”) for the management and administration of the Demised Premises. It is expressly understood and agreed that all limitations on availability of damages from or the liability of the Landlord as set forth in this lease shall apply with equal force and effect to the Building Manager.

33. INDEMNIFICATION

(a) Tenant shall indemnify and hold Landlord, its building Manager, and the affiliates of any of them harmless from any cost, damage, charge, penalty or expense (including reasonable attorneys fees and court costs through all levels of appeal) relating to or arising out of (i) any breach of this agreement by Tenant; (ii) Tenant’s use and occupancy of the Demised Premises or the condition thereof; and (iii) any act or failure to act by Tenant, its agents, employees, representatives, contractors, invitees or licensees.

(b) The parties acknowledge that the rentals and Additional Rentals in this lease are based on the assumption that Tenant will be providing all appropriate insurances, including those covering claims allegedly caused by acts or omission of Landlord. If Landlord were to supply such coverages, same would result in an increase in the rent or pass through to the Tenant. Accordingly, the parties agree that all limitations on Landlord’s liability and agreements by Tenant to indemnify and hold Landlord harmless, and all Tenant insurances required shall apply even in the event of the negligence or gross negligence of Landlord, its affiliates, or anyone acting on Landlord’s behalf.

34. ADDITIONAL AREAS

If the Tenant, without the express written consent of the Landlord, occupies or utilizes area in the building wherein the Demised Premises are situated beyond those which are demised herein or land area in addition to the land area demised herein, if any, the Landlord may, in addition to requiring the Tenant to immediately vacate said additional building or land area, charge the Tenant rent for said additional land or building area at the square foot rate which the Tenant is paying for the Demised Premises and said additional area rent shall be payable as Additional Rent hereunder. If the Tenant fails to pay said Additional Rent, for the purposes of Landlord exercising its remedies only, said additional building and land area shall be deemed to be leased hereunder and that the relationship of the parties hereto with respect to said additional area shall be deemed to be that of Landlord and Tenant. Nothing herein shall obligate the Landlord to provide or permit the Tenant to occupy or utilize any area other than Demised Premises herein as shown on Exhibit A1.0 annexed hereto.

35. MISCELLANEOUS

(a) The rights and remedies set forth herein are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

(b) All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the Demised Premises.

(c) This lease and the obligation of the Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason a matter or situation beyond the Landlord’s reasonable control.

(d) This instrument represents the entire agreement of the parties and may not be changed orally.

(e) Tenant shall not record this lease or any other document relating to the Demised Premises or the Property of which it is a part.

(f) In the event Landlord commences any dispossess proceedings in the Special Civil Part, Law Division, of the State of New Jersey, tenant waives its right to remove or transfer such proceedings to any other court.

(g) The Tenant shall on each anniversary of the lease commencement date provide to Landlord copies of the Tenant’s financial statements for the preceding fiscal year (and any subsequent interim statements) certified to be true accurate and complete by the Tenant’s Chief Financial officer or Chief Executive Officer.

(h) Paragraph titles are for ease of reference only and shall not be considered substantive terms of this lease.

36. PAYMENTS ON LEASE EXECUTION

Tenant shall upon its execution of this agreement provide to Landlord in good funds (i) the Security Deposit; and (ii) the first month’s payment of Base Rent.

37. DEFINITION OF LANDLORD

It is expressly understood and agreed that the term “Landlord” as used in this lease means only the owner for the time being of the Demised Premises, so that, in the event of any sale, lease, transfer or assignment of the Demised Premises, or Landlord’s interest therein, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and without further agreement between the parties hereto or between the parties and any such purchaser, tenant, transferee or assignee of the Demised Premises, such purchaser, tenant, transferee, or assignee shall alone be bound by the covenants and obligations of the Landlord hereunder. Notwithstanding the above, in the event Landlord does not transfer the unapplied portion of Tenant’s security deposit to the new holder of Landlord’s interest in the Demised Premises and such new holder does not expressly assume liability for same, Landlord shall remain liable to Tenant for the return of same. Any releases or limitation of Landlord’s liability set forth in their lease shall extend to Landlord’s affiliates and to officers, directors, equity owners, employees or agents of any of them.

38. RECOGNITION OF RIGHTS AND WAIVER OF PLAIN LANGUAGE LAW

Each signatory to this lease represents that he is a sophisticated business person, has conferred with and has been represented by counsel of his own choosing, is aware of all of his rights, privileges and obligations under the lease and fully understands the provisions of this lease. The parties further expressly acknowledge that this lease constitutes a business and not a consumer transaction for personal, family or household purposes and each party to the extent permissible by law, waives the provisions of the Plain Language Act, N.J.S.A. 56:12-1 Et. Seq.

39. OFAC COMPLIANCE

Tenant represents and warrants that is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specialty Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal requirement.

40. NO RIGHTS CONFERRED

No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord and an executed copy of the lease has been delivered to the Tenant.

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Franklin Cottontail LLC
By:	1600 Cottontail Associates LLC,
its Managing Member

	By:	Summit Cottontail LLC, its Sole Member

		By	/s/ Mario Tamasi
Mario Tamasi, Vice President

ATTEST:	API Nanofabrication and Research Corporation, Tenant
(corporate seal)

	By	/s/ Thomas W. Mills
Thomas W. Mills, Vice President

Exhibit E

GUARANTY

For ten dollars ($10) and other valuable considerations, receipt of which is hereby acknowledged by the undersigned, API NANOTRONICS, CORP., and as an inducement to FRANKLIN COTTONTAIL LLC, c/o Summit Associates Inc. as Landlord, to enter into that certain Lease Agreement (the “Lease”) relating to space in a property located at1600 Cottontail Lane, Somerset, NJ executed contemporaneously herewith with API NANOFABRICATION AND RESEARCH CORPORATION, as Tenant, the undersigned (“Guarantor”) acknowledges that (i) Guarantor is affiliated with Tenant, and (ii) the use of the Premises by Tenant is of material value and benefit to Guarantor; and therefore Guarantor does hereby unconditionally guarantee to Landlord and to Landlord’s successors in interest the full and faithful performance of all the terms, covenants and conditions of the Lease to be performed by Tenant, without requiring any notice of non-payment or non-performance, and agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

With respect to the payment by Tenant of any sums of money to Landlord, this Guaranty is a guarantee of payment and not of collection. With respect to non-monetary obligations of Tenant, this Guaranty is a guarantee of performance of all of Tenant’s obligations pursuant to the Lease. Guarantor hereby waives exhausting of recourse against Tenant and agrees that any action brought for the enforcement of rights under the Lease or under this Guaranty may, in Landlord’s discretion, be brought against Guarantor (or against any or some of the Persons comprising Guarantor) and/or Tenant, all of whom are liable on a joint and several basis. Guarantor hereby agrees that the failure of Landlord to require strict performance or the granting by Landlord of any concession, indulgence or waiver of performance shall not release Guarantor hereunder.

Guarantor hereby agrees that any modification, extension or renewal of the Lease or of any of its terms, covenants or conditions, including but not limited to the rental payable thereunder, and/or any assignment(s) thereof or subletting(s) of all or any part of the Premises, may be agreed or consented to by Landlord or any successors in interest, without notice to or consent of Guarantor and without in any manner relieving Guarantor from its present or future liability under this Guaranty. Guarantor agrees that notwithstanding any modification, extension or renewal of the Lease, the obligations hereunder of Guarantor shall apply to the performance and observance of all the covenants, terms and conditions of the Lease as modified.

Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement hereof shall be impaired, modified, released or limited in any way by any impairment, modification, release, or limitation of the liability of Tenant, or of Tenant’s estate in bankruptcy or assignee for the benefit of creditors, resulting from the operation of any present or future law, including but not limited to the Bankruptcy Code of the United States and any State laws serving purposes similar to such Bankruptcy Code.

Guarantor waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and subordinates, with respect to obligations of Tenant to Landlord under the Lease, any liability or indebtedness of Tenant to Guarantor.

This Guaranty shall be binding upon the undersigned and his heirs, administrators, executors, successors and assigns.

This Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the State of New Jersey.

Guarantor hereby waives the right to a jury trial in any action or proceeding which may hereafter be instituted by Landlord against Guarantor with respect to this Guarantee.

Guarantor will pay to Landlord, all of Landlord’s expenses, including but not limited to court costs and reasonable attorneys’ fees and costs, incurred in enforcing the provisions of this Guaranty.

Attest:	API NANOTRONICS, CORP

	By:	/s/ Thomas W. Mills
Thomas W. Mills, President